Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Second Quarter Results; Earnings Per Share and Same Store Sales Exceed Expectations
•	Company generated non-GAAP earnings per diluted share of $0.36, above previous estimate of $0.28 to 0.31. GAAP earnings per diluted share were $0.33.

•	Consolidated same store sales declined 4.1%, better than previous estimate of a 9 to 6% decline.

•	Inventory per square foot declined 5.5% at the end of the second quarter of 2009 compared to the end of the second quarter of 2008.
PITTSBURGH, Pa., August 20, 2009 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the second quarter ended August 1, 2009.
Second Quarter Results
The Company reported consolidated non-GAAP net income for the second quarter ended August 1, 2009 of $42.4 million, or $0.36 per diluted share. The second quarter earnings per diluted share exceeded estimated earnings expectations provided on May 19, 2009 of $0.28 - 0.31 per diluted share. For the second quarter ended August 2, 2008, the Company reported consolidated non-GAAP net income of $44.3 million, or $0.38 per diluted share. Non-GAAP earnings exclude merger and integration costs.
On a GAAP basis, the Company reported consolidated net income for the second quarter ended August 1, 2009 of $38.9 million, or $0.33 per diluted share, compared to $39.9 million, or $0.34 per diluted share for the second quarter of 2008. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”
Net sales for the second quarter of 2009 increased by 3.7% to $1,126.8 million due primarily to the opening of new stores and the addition of e-commerce sales, partially offset by a 4.1% decrease in comparable store sales. The 4.1% consolidated same store sales decline consisted of a 3.2% decrease in Dick’s Sporting Goods stores and an 11.1% decline in the Golf Galaxy stores.
“In the second quarter, we generated higher than anticipated sales, continued to effectively manage inventory, and leveraged operating expenses. As a result, we generated higher earnings from our Dick’s Sporting Goods stores this year compared to the same quarter last year, in spite of the challenging economic environment.” said Edward W. Stack, Chairman and CEO. “In addition, with higher sales and better than anticipated operating leverage, Golf Galaxy performed better than originally expected.”
New Stores
In the second quarter, the Company opened four Dick’s Sporting Goods stores and converted the remaining Chick’s Sporting Goods stores to Dick’s Sporting Goods stores. The new stores are listed in a table later in the release under the heading “Store Count and Square Footage.”
In the first two quarters of 2009, the Company has opened 13 new Dick’s Sporting Goods stores, opened one new Golf Galaxy store, converted the Golf Shop to a Golf Galaxy store, closed two Chick’s Sporting Goods stores and converted the remaining Chick’s Sporting Goods stores to Dick’s Sporting Goods stores.

As of August 1, 2009, the Company operated 409 Dick’s Sporting Goods stores in 40 states, with approximately 22.7 million square feet and 91 Golf Galaxy stores in 31 states, with approximately 1.5 million square feet.
Balance Sheet
Long term debt declined by $159.0 million from the end of the second quarter of 2008 to the end of the second quarter of 2009 due to the repayment of $172.5 million for the Company’s senior convertible notes in the first quarter of this year. The inventory per square foot was 5.5% less at the end of the second quarter 2009 as compared to the end of the second quarter 2008.
Year-to-Date Results
The Company reported consolidated non-GAAP net income for the 26 weeks ended August 1, 2009 of $55.2 million, or $0.47 per diluted share. For the 26 weeks ended August 2, 2008, the Company reported consolidated non-GAAP net income of $63.9 million, or $0.55 per diluted share. Non-GAAP earnings exclude merger and integration costs.
On a GAAP basis, the Company reported consolidated net income for the 26 weeks ended August 1, 2009 of $49.1 million, or $0.42 per diluted share, compared to $59.5 million, or $0.51 per diluted share for the same period last year. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”
Net sales increased 4.4% to $2,086.4 million primarily due to the opening of new stores and the addition of e-commerce sales, partially offset by a comparable store sales decrease of 5.0%.
Current 2009 Outlook
The Company’s current outlook for 2009 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
The Company believes that the remainder of the year will continue to be challenging. However, based on the second quarter results and the Company’s expectations for the second half of the year, it is raising its annual earnings estimates and increasing the expected same store sales for 2009.
•	Full Year 2009
•	Based on an estimated 117 million diluted shares outstanding, the Company currently anticipates reporting non-GAAP consolidated earnings per diluted share of approximately $1.02 - 1.07, excluding merger and integration costs. For the full year 2008, the Company reported consolidated earnings per diluted share of $1.15, excluding a non-cash impairment charge and merger and integration costs.

On a GAAP basis, the Company is anticipating reporting consolidated earnings per diluted share of approximately $0.97 - 1.02 in 2009 compared to a net loss of $0.36 per diluted share in 2008.

•	Comparable store sales are expected to decrease approximately 5 to 4% compared to a 4.8% decrease in 2008. The comparable store sales calculation for the full year 2009 includes Dick’s Sporting Goods stores and Golf Galaxy stores. The comparable store sales calculation for the full year 2008 includes Dick’s Sporting Goods stores only.

•	The Company currently expects to open approximately 24 new Dick’s Sporting Goods stores in 2009. The increase in the number of new stores compared to previous expectations is due to the Company’s plans to accelerate its expansion in the Pacific Northwest.

•	Third Quarter 2009
•	Based on an estimated 117 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $0.04 - 0.07 in the third quarter of 2009. In the third quarter of 2008, the Company reported non-GAAP earnings per diluted share of $0.07, excluding merger and integration costs, or $0.05 on a GAAP basis.

•	Comparable store sales are expected to decrease approximately 6 to 4% compared to a 2.8% decrease in the third quarter last year. The comparable store sales calculation for the third quarter in 2008 and 2009 includes Dick’s Sporting Goods stores and Golf Galaxy stores. It excludes Chick’s Sporting Goods stores converted to Dick’s Sporting Goods stores.

•	The Company expects to open approximately 11 new Dick’s Sporting Goods stores in the third quarter. The accelerated expansion in the Pacific Northwest is expected to have a negative impact on earnings per diluted share of approximately $0.01 in the third quarter, which has been considered in the earnings expectations.
•	Cash Flow
•	In 2009, the Company anticipates producing positive operating cash flow, net of capital expenditures, in excess of that generated in 2008. This is expected to be accomplished through continued effective inventory management and the anticipated reduction of net capital expenditures to $70 million in 2009 as compared to $115 million in 2008.
New Accounting Pronouncement
In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 impacted the accounting associated with the Company’s senior convertible notes. This FSP requires the Company to recognize additional non-cash interest expense based on the market rate for similar debt instruments without the conversion feature. FSP APB 14-1 was effective for fiscal periods beginning in 2009 and required retrospective application. The Company adopted this accounting standard in the first quarter of 2009, and accordingly, the prior periods’ financial statements included herein have been adjusted. Adoption of this standard reduced previously reported earnings per diluted share for the second quarter and full year fiscal 2008 by $0.01 and $0.04, respectively.
Conference Call Info
The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the web cast will be archived on the Company’s web site for 30 days. In addition, a dial-in replay will be available shortly after the call. To listen to the replay, investors should dial 888-286-8010 (domestic callers) or 617-801-6888 (international callers) and enter confirmation code 34430126. The dial-in replay will be available for 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, without limitation, the current economic and financial downturn and its effect on consumer spending, changes in macro economic factors and market conditions, including the housing market and fuel costs, that impact the level of consumer spending for the types of merchandise sold by the Company, potential volatility in our stock price and the tightening of availability and higher costs associated with current and new sources of credit resulting from uncertainty in financial markets, changes in consumer demand, the retailing environment and customer preferences and spending habits, competitive pressures, pricing and promotional activities of competitors, changes in law and regulation including consumer protection and labor, currency exchange rate fluctuations, weather conditions, litigation, risks and costs associated with combining businesses and/or assimilating acquired companies and our ability to manage our operations and growth. Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 as filed with the Securities and Exchange Commission on March 20, 2009, and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of August 1, 2009, the Company operated 409 Dick’s Sporting Goods stores in 40 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, Inc., a multi-channel golf specialty retailer, with 91 stores in 31 states, ecommerce websites and catalog operations.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page).
Contact:
Timothy E. Kullman, EVP — Finance, Administration, Chief Financial Officer and Treasurer or
Anne-Marie Megela, Director,
Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	August 1,	% of	August 2,	% of
	2009	Sales (1)	2008	Sales
			Adjusted
Net sales	$1,126,767	100.00%	$1,086,294	100.00%
Cost of goods sold, including occupancy and distribution costs	816,866	72.50	766,636	70.57

GROSS PROFIT	309,901	27.50	319,658	29.43
Selling, general and administrative expenses	238,745	21.19	237,667	21.88
Merger and integration costs	5,760	0.51	2,879	0.27
Pre-opening expenses	1,569	0.14	3,681	0.34

INCOME FROM OPERATIONS	63,827	5.66	75,431	6.94
Interest expense, net	90	0.01	4,390	0.40

INCOME BEFORE INCOME TAXES	63,737	5.66	71,041	6.54
Provision for income taxes	24,812	2.20	31,103	2.86

NET INCOME	$38,925	3.45%	$39,938	3.68%

EARNINGS PER COMMON SHARE:
Basic	$0.35		$0.36
Diluted	$0.33		$0.34

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,473		111,483
Diluted	117,230		116,806

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	August 1,	% of	August 2,	% of
	2009	Sales (1)	2008	Sales (1)
			Adjusted
Net sales	$2,086,429	100.00%	$1,998,405	100.00%
Cost of goods sold, including occupancy and distribution costs	1,526,105	73.14	1,419,641	71.04

GROSS PROFIT	560,324	26.86	578,764	28.96
Selling, general and administrative expenses	464,868	22.28	457,631	22.90
Merger and integration costs	10,113	0.48	2,879	0.14
Pre-opening expenses	4,598	0.22	8,604	0.43

INCOME FROM OPERATIONS	80,745	3.87	109,650	5.49
Gain on sale of asset	—	—	(2,356)	(0.12)
Interest expense, net	1,681	0.08	7,999	0.40

INCOME BEFORE INCOME TAXES	79,064	3.79	104,007	5.20
Provision for income taxes	29,918	1.43	44,464	2.22

NET INCOME	$49,146	2.36%	$59,543	2.98%

EARNINGS PER COMMON SHARE:
Basic	$0.44		$0.53
Diluted	$0.42		$0.51

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,416		111,350
Diluted	116,725		117,051

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	August 1,	August 2,	January 31,
	2009	2008	2009
		Adjusted	Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,315	$51,530	$74,837
Accounts receivable, net	31,611	84,114	57,803
Income taxes receivable	2,008	—	5,638
Inventories, net	944,855	912,619	854,771
Prepaid expenses and other current assets	56,571	48,942	46,194
Deferred income taxes	5,757	18,255	10,621

Total current assets	1,092,117	1,115,460	1,049,864

Property and equipment, net	495,011	541,413	515,982
Construction in progress — leased facilities	103,472	16,476	52,054
Intangible assets, net	46,320	97,636	46,846
Goodwill	200,594	304,363	200,594
Other assets:
Deferred income taxes	77,222	24,038	67,709
Investments	5,596	2,792	2,629
Other	30,093	19,497	26,168

Total other assets	112,911	46,327	96,506

TOTAL ASSETS	$2,050,425	$2,121,675	$1,961,846

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$455,501	$416,550	$299,113
Accrued expenses	215,827	227,157	208,286
Deferred revenue and other liabilities	79,113	82,275	102,866
Income taxes payable	910	9,487	2,252
Current portion of other long-term debt and capital leases	584	243	606

Total current liabilities	751,935	735,712	613,123

LONG-TERM LIABILITIES:
Senior convertible notes	—	168,335	172,179
Revolving credit borrowings	19,518	10,137	—
Other long-term debt and capital leases	8,475	8,555	8,758
Non-cash obligations for construction in progress — leased facilities	103,472	16,476	52,054
Deferred revenue and other liabilities	208,699	205,636	222,155

Total long-term liabilities	340,164	409,139	455,146

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	874	854	871
Class B common stock	252	262	253
Additional paid-in capital	491,505	461,540	477,919
Retained earnings	462,178	512,445	413,032
Accumulated other comprehensive income	3,517	1,723	1,502

Total stockholders’ equity	958,326	976,824	893,577

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,050,425	$2,121,675	$1,961,846

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	26 Weeks Ended
	August 1,	August 2,
	2009	2008
		Adjusted
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$49,146	$59,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,194	42,212
Amortization of discount on convertible notes	321	3,713
Deferred income taxes	(5,687)	(15,927)
Stock-based compensation	11,060	15,150
Excess tax benefit from stock-based compensation	(239)	(1,004)
Tax benefit from exercise of stock options	115	242
Other non-cash items	815	508
Gain on sale of asset	—	(2,356)
Changes in assets and liabilities:
Accounts receivable	11,860	(2,049)
Inventories	(90,084)	(25,254)
Prepaid expenses and other assets	(13,346)	(12,295)
Accounts payable	148,041	61,841
Accrued expenses	2,170	(7,062)
Income taxes receivable/payable	2,409	(51,331)
Deferred construction allowances	4,061	15,288
Deferred revenue and other liabilities	(28,163)	(7,259)

Net cash provided by operating activities	143,673	73,960

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(52,032)	(108,794)
Purchase of corporate aircraft	—	(25,107)
Proceeds from sale of corporate aircraft	—	27,463
Proceeds from sale-leaseback transactions	21,910	16,384

Net cash used in investing activities	(30,122)	(90,054)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	19,518	10,137
Purchase of convertible notes	(172,500)	—
Payments on other long-term debt and capital leases	(2,082)	(136)
Construction allowance receipts	7,022	10,424
Proceeds from sale of common stock under employee stock purchase plan	1,199	2,986
Proceeds from exercise of stock options	1,097	3,953
Excess tax benefit from stock-based compensation	239	1,004
Increase (decrease) in bank overdraft	8,347	(11,043)

Net cash (used in) provided by financing activities	(137,160)	17,325

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	87	(8)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(23,522)	1,223
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	74,837	50,307

CASH AND CASH EQUIVALENTS, END OF PERIOD	$51,315	$51,530

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$51,418	$(7,268)
Accrued property and equipment	$(629)	$671
Cash paid for interest	$647	$4,084
Cash paid for income taxes	$38,867	$112,811

Store Count and Square Footage
The stores that opened during the second quarter of 2009 are as follows:
DICK’S

Store	Market

Santa Clarita, CA	Los Angeles
Pflugerville, TX	Austin
Fashion Island, CA	Los Angeles
Hot Springs, AR	Little Rock
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2009				Fiscal 2008
	Dick’s		Chick’s		Dick’s		Chick’s
	Sporting	Golf	Sporting		Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total	Goods	Galaxy	Goods	Total
Beginning stores	384	89	14	487	340	79	15	434
Q1 New	9	1	—	10	8	4	—	12
Q2 New	4	—	—	4	9	1	—	10

	397	90	14	501	357	84	15	456

Closed	—	—	(2)	(2)	—	—	—	—

Converted	12	1	(12)	1	—	—	—	—

Ending stores	409	91	—	500	357	84	15	456

Square Footage: (in millions)

	Dick’s		Chick’s
	Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total
Q1 2008	19.5	1.3	0.8	21.6
Q2 2008	20.0	1.3	0.8	22.1
Q3 2008	21.4	1.4	0.7	23.5
Q4 2008	21.4	1.5	0.7	23.6

Q1 2009	22.0	1.5	0.6	24.1
Q2 2009	22.7	1.5	—	24.2

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for merger and integration costs, pro-forma comparable store sales, earnings before interest, taxes and depreciation (“EBITDA”) as well as a reconciliation from the Company’s gross capital expenditures, net of tenant allowances. The following measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Non-GAAP Net Income and Earnings Per Share Reconciliation
(in thousands, except per share data):

	Fiscal 2009
	13 Weeks Ended August 1, 2009
		Merger and
	As	Integration	Non-GAAP
	Reported	Costs	Total

Net sales	$1,126,767	$—	$1,126,767
Cost of goods sold, including occupancy and distribution costs	816,866	—	816,866

GROSS PROFIT	309,901	—	309,901

Selling, general and administrative expenses	238,745	—	238,745
Merger and integration costs	5,760	(5,760)	—
Pre-opening expenses	1,569	—	1,569

INCOME FROM OPERATIONS	63,827	5,760	69,587

Interest expense, net	90	—	90

INCOME BEFORE INCOME TAXES	63,737	5,760	69,497

Provision for income taxes	24,812	(2,304)	27,116

NET INCOME	$38,925	$3,456	$42,381

EARNINGS PER COMMON SHARE:
Basic	$0.35		$0.38
Diluted	$0.33		$0.36
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,473		112,473
Diluted	117,230		117,230
Refer to the Company’s press release dated March 10, 2009 announcing its results for the fourth quarter and year ended January 31, 2009 for a reconciliation of non-GAAP net income and earnings per share for fiscal 2008 and to the Company’s press release dated August 21, 2008 announcing its results for the second fiscal quarter ended August 2, 2008 for a reconciliation of non-GAAP net income and earnings per share for the second fiscal quarter of 2008.

	Fiscal 2009
	26 Weeks Ended August 1, 2009
		Merger and
	As	Integration	Non-GAAP
	Reported	Costs	Total

Net sales	$2,086,429	$—	$2,086,429
Cost of goods sold, including occupancy and distribution costs	1,526,105	—	1,526,105

GROSS PROFIT	560,324	—	560,324

Selling, general and administrative expenses	464,868	—	464,868
Merger and integration costs	10,113	(10,113)	—
Pre-opening expenses	4,598	—	4,598

INCOME FROM OPERATIONS	80,745	10,113	90,858

Interest expense, net	1,681	—	1,681

INCOME BEFORE INCOME TAXES	79,064	10,113	89,177

Provision for income taxes	29,918	(4,045)	33,963

NET INCOME	$49,146	$6,068	$55,214

EARNINGS PER COMMON SHARE:
Basic	$0.44		$0.49
Diluted	$0.42		$0.47

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,416		112,416
Diluted	116,725		116,725
Refer to the Company’s press release dated March 10, 2009 announcing its results for the fourth quarter and year ended January 31, 2009 for a reconciliation of non-GAAP net income and earnings per share for fiscal 2008 and to the Company’s press release dated August 21, 2008 announcing its results for the second fiscal quarter ended August 2, 2008 for a reconciliation of non-GAAP net income and earnings per share for the 26 weeks ended August 2, 2008.
Pro-forma Comparable Store Sales
The following pro-forma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy is included in the quarterly comparable store base beginning in Q2 2008, which is the first full quarter following the anniversary of the date of acquisition.

	Dick’s
	Sporting	Golf
	Goods	Galaxy	Consolidated

26 weeks ended August 2, 2008	-3.7%	-6.2%	-4.0%

EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	August 1,	August 2,
EBITDA	2009	2008
	(dollars in thousands)
Net income	$38,925	$39,938
Provision for income taxes	24,812	31,103
Interest expense, net	90	4,390
Depreciation and amortization	26,098	21,812
Less: Depreciation and amortization (merger integration)	(2,290)	(100)
Add: Merger and integration costs	5,760	2,879

EBITDA	$93,395	$100,022

% decrease in EBITDA	-7%

	26 Weeks Ended
	August 1,	August 2,
EBITDA	2009	2008
	(dollars in thousands)
Net income	$49,146	$59,543
Provision for income taxes	29,918	44,464
Interest expense, net	1,681	7,999
Depreciation and amortization	51,194	42,212
Less: Depreciation and amortization (merger integration)	(2,478)	(100)
Add: Merger and integration costs	10,113	2,879
Less: Gain on sale of asset	—	(2,356)

EBITDA	$139,574	$154,641

% decrease in EBITDA	-10%

Reconciliation of Gross Capital Expenditures to Capital Expenditures

The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	August 1,	August 2,
	2009	2008
	(dollars in thousands)
Gross capital expenditures	$(52,032)	$(108,794)
Proceeds from sale-leaseback transactions	21,910	16,384
Changes in deferred construction allowances	4,061	15,288
Construction allowance receipts	7,022	10,424

Net capital expenditures	$(19,039)	$(66,698)